EXHIBIT 2.3

AMENDMENT NO. 2 TO

AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 2, dated December 5, 2005, to AGREEMENT AND PLAN OF MERGER made and entered into as of August 22, 2005, by and among CEA Acquisition Corporation, a Delaware corporation (“Parent”), etrials Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), etrials Worldwide, Inc., a Delaware corporation (“Company”), and each of the persons listed under the caption “Stockholders” on the signature page hereof, such persons being stockholders of the Company (each a “Stockholder” and, collectively, the “Stockholders”), as amended by Amendment dated October 31, 2005 (“Merger Agreement”). Capitalized terms used herein that are defined in the Merger Agreement shall have the same meanings as used in the Merger Agreement.

The parties hereto, being all of the parties to the Merger Agreement, hereby agree that the Merger Agreement is hereby amended as follows:

1. A new Section 1.21 is hereby added to the Merger Agreement, to read as follows:

1.21 Sale Restriction. No public market sales of shares of Parent Common Stock issued as a result of the Merger shall be made for a period of 180 days following the Closing Date. No private sales of shares of Parent Common Stock issued as a result of the Merger shall be made unless the purchaser acknowledges and agrees to the restriction stated in the preceding sentence by delivery to Parent of a written document to such effect. Certificates representing shares of Parent Common Stock issued as a result of the Merger shall bear a prominent legend to such effect. Notwithstanding the foregoing, this restriction does not apply to Merger Warrants or shares of Common Stock issued upon exercise of Merger Warrants.

2. The term “February 11, 2006” appearing in Section 5.15 of the Merger Agreement is amended to read “February 18, 2006.”

3. The Merger Agreement, as amended hereby, shall remain in full force and effect.

[Signatures are on following pages]

IN WITNESS WHEREOF, the parties have executed this Amendment to Agreement and Plan of Merger as of the date first above written.

CEA ACQUISITION CORPORATION

By:	/s/ Robert Moreyra
Robert Moreyra, Executive Vice President

etrials ACQUISITION, INC.

By:	/s/ Robert Moreyra
Robert Moreyra, President

etrials WORLDWIDE, INC.

By:	/s/ John Cline
John Cline, President

STOCKHOLDERS:

[See separate signature pages.]

STOCKHOLDER SIGNATURE PAGE TO AMENDMENT TO MERGER AGREEMENT

MiniDoc AB

By:	/s/ Per Egeberg
Name:	Per Egeberg
Title:	CEO

Infologix (BVI) Limited

By:	/s/ Janet Raine
Name:	Janet Raine/Lorraine Wheeler
Title:	For and on behalf of EQ Secretaries (Jersey) Limited, Secretary

Newlight Associates II, LP
By:	Newlight Partners II, LP, General Partner

By:	/s/ Robert M. Brill
Name:	Robert M. Brill
Title:	General Partner

Newlight Associates II (BVI), LP
By:	Newlight Partners II (BVI), LP, General Partner

By:	/s/ Robert M. Brill
Name:	Robert M. Brill
Title:	General Partner

Newlight Associates II-E, LP
BY:	Newlight Partners II-E, LP, General Partner

By:	/s/ Robert M. Brill
Name:	Robert M. Brill
Title:	General Partner

/s/ Peter Coker
Peter Coker

STOCKHOLDER SIGNATURE PAGE TO AMENDMENT TO MERGER AGREEMENT

/s/ Peter and Susan H. Coker
Peter and Susan H. Coker, JT TEN

Dunlap Industries

By:	/s/ Peter L. Coker
Name:	Peter L. Coker
Title:	Managing Director

/s/ John Cline
John Cline

/s/ James W. and Susanne M. Clark
James W. and Susanne M. Clark, JT TEN

/s/ Robert Sammis
Robert Sammis

/s/ Fred Nazem
Fred Nazem

E-ZAD Partnership Limited

By:	/s/ Hamid Ansari
Name:	Hamid Ansari
Title:	General Partner

/s/ Richard J. Piazza
Richard J. Piazza

/s/ Rachael King
Rachael King

STOCKHOLDER SIGNATURE PAGE TO AMENDMENT TO MERGER AGREEMENT

/s/ Michael Harte
Michael Harte

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